                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        KALAMA SPECIALTY CHEMICALS, INC.


            Pursuant to RCW 23A.16.020, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

            FIRST: The name of the corporation is KALAMA SPECIALTY CHEMICALS, INC.

            SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation by a written consent in lieu of special meeting of shareholders, in the manner prescribed by the Washington Business Corporation Act:

            The Articles of Incorporation of the corporation be hereby amended by inserting after the end of ARTICLE XIII thereof a new ARTICLE XIV to read as follows:

                                   ARTICLE XIV

                      Limitation on Liability of Directors

            No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23A.08.450, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            THIRD: Such written consent in lieu of special meeting of shareholders of the corporation is dated October 1, 1987.

            FOURTH: The number of shares of the corporation outstanding at the time of such adoption was 62,500 shares of Common Stock, each of which shares was entitled to vote thereon.


            FIFTH: The number of shares voted for and against such amendment were as follows:

                      Number of Shares          Number of Shares
      Class               Voted For               Voted Against
      -----               ---------               -------------

      Common               62,500                      -0-

            SIXTH: Such amendment does not provide for an exchange, reclassification or cancellation of issued shares.

            DATED: October 1, 1987.

                                   KALAMA SPECIALTY CHEMICALS, INC.


                                   By /s/ Ted W. Palmer
                                   --------------------------------
                                      Its President
                                          -------------------------

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               VEGA CHEMICAL, INC.


            Pursuant to RCW 23A.16.020, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

            First: The name of the corporation is Vega Chemical, Inc. Upon the effective date of these Articles of Amendment, the name of the corporation will be changed to Kalama Specialty Chemicals, Inc.

            Second: The following resolution was adopted by unanimous written consent of the shareholder of the corporation in the manner prescribed by the Washington Business Corporation Act:

            "RESOLVED, That the Articles of Incorporation of the Corporation are hereby amended by striking out Article I thereof and substituting therefor the following:

                                       'I

            The name of this corporation is Kalama Specialty Chemicals, Inc.'"

            Third: The date of adoption of the amendment set forth herein by the shareholder of the corporation was December 15, 1978.

            Fourth: The number of shares of the corporation outstanding at the time of such adoption was 62,500 and the number of shares entitled to vote thereon was 62,500 shares.

            Fifth: The number of shares of the corporation which voted in favor of the amendment was 62,500. No shares were voted against the amendment.

            Sixth: The amendment does not provide for an exchange, reclassification or cancellation of existing shares.

            Seventh: The amendment does not effect a change of stated capital.

                                   VEGA CHEMICAL, INC.


                                   By /s/ Raymon F. Carmody
                                   --------------------------------
                                      Raymond F. Carmody, President


                                   By /s/ L.C. Macomber
                                   --------------------------------
                                      L. C. Macomber, Secretary

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

            I, L. C. Macomber, do hereby certify that I am the Secretary of Vega Chemical, Inc., the corporation which executed the foregoing instrument, that I signed the foregoing instrument in my capacity as Secretary, and that the statements contained therein are true.


                                   /s/ L.C. Macomber
                                   --------------------------------
                                   L. C. Macomber

            SUBSCRIBED and SWORN TO before me this 18th day of December, 1978


                                   /s/ Helen M. Rasmussen
                                   --------------------------------
                                   NOTARY PUBLIC in and for the
                                   State of Washington, residing
                                   at Seattle, Washington
                                      -----------------------------

                               ARTICLES OF MERGER
                                       OF
                       KALAMA CHEMICAL OF NEW JERSEY, INC.
                                       AND
                                   VEGA, INC.

            Pursuant to the provisions of RCW 23A.20.040 and .070, KALAMA CHEMICAL OF NEW JERSEY, INC., a Washing-ton corporation and VEGA, INC., a Georgia corporation, hereby execute the following Articles of Merger:

            1. The plan of merger of said corporations is set forth in that Agreement and Plan of Merger attached hereto as Exhibit A.

            2. The number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan are:

                             Number of          Designa-     Number of Shares
                             Shares Out-        tion of      Entitled to Vote
                             standing           Class        As a Class
                             --------           -----        ----------

KALAMA CHEMICAL OF             37,500           Common            --
  NEW JERSEY, INC.

VEGA, INC.                        250           Common            --


            3. The total number of shares voted either for or against such plan and, as to each class entitled to vote thereon as a class, the number of shares of such class voted either for or against such plan are:

                             Total              Total        Number of Shares
                             Voted              Voted        Entitled to Vote
                             For                Against      As a Class
                             ---                -------      ----------

KALAMA CHEMICAL OF             37,500           Common            --
  NEW JERSEY, INC.

VEGA, INC.                        250           Common            --


DATED: April 3, 1976.

                                 KALAMA CHEMICAL OF  NEW  JERSEY,
                                 INC.


                                 By /s/ Robert E. Karns
                                   --------------------------------
                                    Its Vice President



                                 By /s/
                                   --------------------------------
                                    Its Assistant Secretary

                                   VEGA, INC.


                                   By /s/ Robert Bennett
                                   --------------------------------
                                      Its /s/ Vice President
                                         --------------------------


                                   By /s/
                                   --------------------------------
                                      Its Secretary
                                         --------------------------

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

            I, Robert E. Karns, the Vice President of KALAMA CHEMICAL OF NEW JERSEY, INC. verify that I signed the foregoing document as the Vice President of the corporation and that the statements contained therein are true.

                                   /s/ Robert E. Karns
                                   --------------------------------

            SUBSCRIBED AND SWORN to before me this 3rd day of April, 1976.


                                   /s/ Bettie J. Carbo
                                   --------------------------------
                                   Notary Public in and for the State
                                   of Washington, residing at Bellevue
                                                              --------
STATE OF SOUTH CAROLINA       )
                              ) ss.
COUNTY OF BEAUFORT            )

            I, Robert Bennett, the Vice President of VEGA, INC. verify that I signed the foregoing document as the Vice President of the corporation and that the statements contained therein are true.


                                   /s/ Robert Bennett
                                   --------------------------------

            SUBSCRIBED AND SWORN to before me this 5th day of April, 1976.

                                   /s/
                                   --------------------------------
                                   Notary Public in and for the State
                                   of South Carolina, residing at
                                   Hilton Head

EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


            THIS AGREEMENT AND PLAN OF MERGER is entered into this 5th day of April, 1976, by and between KALAMA CHEMICAL OF NEW JERSEY, INC., a Washington corporation ("Kalama NJ"), and VEGA, INC., a Georgia corporation ("Vega").

                                   WITNESSETH:

            WHEREAS, Kalama NJ is a corporation organized under the laws of the State of Washington by KALAMA CHEMICAL, INC., a Washington corporation ("Kalama"), and prior hereto had no issued and outstanding shares of stock;

            WHEREAS, Vega is a Georgia corporation and all of the issued and outstanding shares of Vega are owned by five individuals (the "Vega Stockholders");

            WHEREAS, the combining of the properties, businesses, assets and liabilities of Kalama NJ and Vega is the subject of that certain Acquisition Agreement dated March 31, 1976 (the "Acquisition Agreement") by and among KALAMA CHEMICAL, INC., KALAMA CHEMICAL OF NEW JERSEY, INC., VEGA, INC., ARTHUR HEINEL, RAYMOND CARMODY, ALBERT CEREGHINO, ROBERT BENNETT and ELRID MOODY; and

            WHEREAS, the combining of the properties, businesses, assets and liabilities of Kalama NJ and Vega is in the interests of Kalama, old Vega and the Vega Stockholders;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained therein, it is agreed in accordance with the applicable statutes of the State of Washington and of the State of Georgia, that Vega shall be and hereby is, upon the filing of appropriate Articles of Merger with the Secretary of State of the State of Washington (the "Effective Date") and with the proper superior court in the State of Georgia, merged into Kalama NJ, which shall be the surviving corporation (the "Surviving Corporation"), but its name shall be changed to VEGA CHEMICAL, INC., and that the terms and conditions of such merger and the mode of carrying it into effect shall be as follows:

            1. Merger of Kalama NJ and Vega.

            Upon the Effective Date, Vega shall be merged with and into Kalama NJ and the separate existence of Vega shall cease. Kalama NJ shall continue its corporate existence as the Surviving Corporation under the laws of the State of Washington under the name VEGA CHEMICAL, INC.


            2. Articles of Incorporation and Bylaws.

            The Articles of Incorporation of Kalama NJ in force on the Effective Date shall continue to be the Articles of Incorporation of the Surviving Corporation, except that Article I thereof shall be deemed to be amended hereby to change the name of the Surviving Corporation to VEGA CHEMICAL, INC., and
Article V thereof shall be deemed to be amended hereby to change the authorized capital stock of the Surviving Corporation to be 62,500 shares, par value $1 per share, of common stock. With the exceptions mentioned herein, the Articles of Incorporation of Kalama NJ shall be the Articles of Incorporation of the Surviving Corporation until the same shall be further altered, amended, or repealed in the manner provided therein and as prescribed by law, and the terms and provisions thereof are hereby incorporated in this Agreement with the full force and effect as though herein set forth in full. The Bylaws of Kalama NJ, as in force on the Effective Date, shall be the Bylaws of the Surviving Corporation until altered, amended, or repealed in the manner provided therein and as prescribed by law. The officers of Kalama NJ shall become the officers of the Surviving Corporation and shall hold their respective offices until the next annual meeting of directors of the Surviving Corporation and until their respective successors are elected and shall have qualified. The directors of the Surviving Corporation shall become, on the Effective Date, Ted W. Palmer, Robert
A. Kirchner and Raymond Carmody, who shall hold their offices until the next annual meeting of shareholders of the Surviving Corporation, at which the term for which they are named expires, and until their respective successors are elected and shall have qualified.

            3.    Status of Shares.

            (a) Simultaneously with the execution of this Agreement, Kalama NJ shall issue to Kalama 37,500 shares, par value of $1 per share, of its common stock, receiving therefor the consideration recited in Section 2 of the Acquisition Agreement. Each of the said 37,500 shares, par value of $1 per share, of the common stock of Kalama NJ issued and outstanding pursuant to this Agreement shall be and continue to be an issued and outstanding share of the common stock, par value $1 per share, of the Surviving Corporation. Upon the Effective Date, the Surviving Corporation shall issue to Kalama certificates representing the said 37,500 shares, which certificates shall bear the name of the Surviving Corporation;

            (b) Upon the Effective Date, all of the issued and outstanding shares of Vega, consisting of 250 shares, par value $10 per share, of common stock, shall be delivered to the Surviving Corporation in exchange for 25,000 shares, par value $1 per share, of the common stock of the Surviving Corporation. The said 25,000 shares shall be divided among the Vega Stockholders in proportion to the number of shares in Vega held by each of the Vega Stockholders prior to the exchange of stock, as provided in Section 2 of the Acquisition Agreement. The Surviving Corporation shall issue certificates representing the said 25,000 shares to the Vega Shareholders in the respective amounts held by each, which certificates shall bear the name of the Surviving Corporation. Following the delivery and exchange of stock as provided for herein, the certificates representing the shares of Vega stock shall be cancelled.

            4. Shareholder Approval.

            This Agreement shall be submitted to the shareholders of Kalama NJ and Vega for the purpose of considering and acting upon this Agreement, and if this Agreement be approved and adopted by such shareholders by the votes required in the Articles of Incorporation of the respective corporations and by the laws of the States of Georgia and Washington, then this Agreement shall be executed and the required number of originals of Articles of Merger shall be executed, verified, and filed for record with the Secretary of State of the State of Washington pursuant to the laws of Washington and presented to the superior court of the Georgia county in which Vega's registered office is located. The merger provided for in this Agreement shall become effective upon such filing with the Secretary of State of the State of Washington.

            5. Effect.

            Upon the filing of the Articles of Merger, the separate existence of Vega shall cease, and it shall be merged into Kalama NJ, the Surviving Corporation, in accordance with the provisions of this Agreement. The Surviving Corporation shall possess all the rights, privileges, powers, franchises and immunities as well of a public as of a private nature and be subject to all the restrictions, liabilities, disabilities, and duties of Vega, and each of the rights, privileges, powers, franchises, immunities and all interests of Vega shall be thereafter as effectually the property of the Surviving Corporation as they were of Vega, and the title to any real estate, whether by deed or otherwise vested in either such corporation, shall not revert or be in any way impaired by reason of this merger; provided, that all rights of creditors and all liens upon the property of either of said corporations shall be preserved unimpaired, and all debts, liabilities, and duties of Vega shall henceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if the said debts, liabilities and duties had been incurred or contracted by it.

            6. Termination.

            This Agreement may be terminated and the merger abandoned any time before or after approval thereof by the shareholders of Kalama NJ or old Vega, notwithstanding favorable action on the merger by the shareholders of either or both said corporations, but not later than the Effective Date, by the mutual consent by the Boards of Directors of old Vega and Kalama or by the President or Board of Directors of Kalama if any of the conditions provided in the Acquisition Agreement have not been met or waived.

            IN WITNESS WHEREOF, the parties hereto, pursuant to the authority given them by their respective Boards of Directors and Shareholders, have called this

Agreement to be entered into and signed by their respective Presidents or Vice Presidents and Secretaries or Assistant Secretaries as of the day and year first above written.

                              KALAMA CHEMICAL OF NEW JERSEY, INC.


                              By /s/ Robert E. Karns
                                 --------------------------------
                                 Its Vice President


                              By /s/
                                 --------------------------------
                                 Its Assistant Secretary


                              VEGA, INC.


                              By /s/ Robert Bennett
                                 --------------------------------
                                 Its Vice President
                                     ----------------------------


                              By /s/
                                  Its Secretary
                                      ---------------------------

                            ARTICLES OF INCORPORATION
                                       OF
                       KALAMA CHEMICAL OF NEW JERSEY, INC.


                                    ARTICLE I

            The name of this corporation is Kalama Chemical of New Jersey, Inc.

                                   ARTICLE II

            This corporation has perpetual existence.

                                   ARTICLE III

            The purpose or purposes for which this corporation is organized are:

            (1) To own and operate a chemical processing facility; and

            (2) To engage in any other lawful business or activity whatsoever which may hereafter from time to time be authorized by the Board of Directors.

                                   ARTICLE IV

            The address of the registered office of the corporation is 14th Floor, Norton Building, Seattle, Washington 98104 and the name of the registered agent at such address is Robert D. Kaplan.

                                    ARTICLE V

            The total authorized number of par value shares of the corporation is fifty thousand shares (50,000) of the par value of One and No/100 Dollars ($1.00) per share, amounting in the aggregate to Fifty Thousand and No/100 Dollars ($50,000.00).

                                   ARTICLE VI

            The amount of paid-in capital with which the corporation will begin business shall be not less than Five Hundred Dollars ($500.00), and the corporation will not commence business until consideration of that value has been received for issuance of its shares.

                                   ARTICLE VII

            Shareholders of this corporation do not have preemptive rights to acquire additional shares issued by the corporation.

                                  ARTICLE VIII


            The first directors of the corporation are three (3) in number and their names and addresses are as follows:

            Name                          Address
            ----                          -------

      Ted W. Palmer                 P. 0. Box  427
                                    Kalama, Washington  98625

      Robert E. Karns               P. 0. Box  427
                                    Kalama, Washington  98625

      Robert A. Kirchner            P. 0. Box  427
                                    Kalama, Washington  98625

                                   ARTICLE IX

            The name and address of the incorporator is as follows:

            Name                          Address
            ----                          -------
      Robert D. Kaplan              14th Floor, Norton Building
                                    Seattle, Washington  98104

                                    ARTICLE X

            In all elections for directors, every shareholder has the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                                   ARTICLE XI

            (1) The directors of this corporation need not be residents of the State of Washington or shareholders of the corporation.

            (2) The Board of Directors has authority to fix the compensation of the directors.

            (3) The Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders having voting power to alter, amend or repeal such Bylaws.

                                   ARTICLE XII

            No contracts or other transactions between the corporation and any other corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contracts or transactions with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

                                  ARTICLE XIII

            The corporation reserves the right to amend, alter, change or repeal any provision contained in these

Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserve power.

            DATED: September 10, 1974

                                    /s/ Robert D. Kaplan
                                    --------------------------------
                                        Robert D. Kaplan